UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2017

ServiceSource International, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 17th St., 5th Floor

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 889-8500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

ServiceSource International, Inc. (the “Company”) held its annual meeting of stockholders on May 17, 2017 in Denver, Colorado. Of the 88,515,695 shares of common stock outstanding as of March 20, 2017, the record date, 81,316,485 shares were represented at the meeting in person or by proxy, constituting 91.8% of the outstanding shares entitled to vote and a valid quorum. At the annual meeting, the Company’s shareholders (1) elected Stephen M. Cakebread and Christopher M. Carrington to the Board of Directors of the Company as Class III directors to serve until the 2020 annual meeting of stockholders or until their successors are duly elected and qualified; (2) approved, on an advisory basis, the Company’s executive compensation for the 2016 fiscal year; and (3) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. The matters voted upon at the meeting and the vote with respect to each such matter are set forth below:

Proposal 1 – Election of Directors

Name	For	Against	Withhold	Broker Non-Vote
Stephen M. Cakebread	69,194,746	981,483	1,103,340	10,036,916
Christopher M. Carrington	68,928,855	1,247,419	1,103,295	10,036,916

Proposal 2 – Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

For	Against	Withhold	Broker Non-Vote
58,244,508	11,929,806	1,105,255	10,036,916

Proposal 3 – Ratification of the Appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017

For	Against	Withhold	Broker Non-Vote
78,978,464	9,316	2,328,705	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2017

SERVICESOURCE INTERNATIONAL, INC.

By:	/s/ Patricia Elias
Name:	Patricia Elias
Title:	Senior Vice President, General Counsel